EXHIBIT 23.1


CONSENT OF VALUATION EXPERT


         We hereby consent to the inclusion of the discussion of our reports dated Novemer 15, 2000 and February 14, 2001, in the Form 10-Q of SVI Holdings, Inc. (the "Registrant") for the quarter ended December 31, 2000, which are incorporated by reference in the Registration Statements on Form S-3, SEC File Nos. 333-43626 and 333-54168, and the Registration Statements on Form S-8, SEC File Nos. 333-94871 and 333-64503.



/s/ Todd Poling, Managing Principal
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BUSINESS VALUATION SERVICES, INC.
San Diego, California
February 14, 2001